                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                         THERMO BIOANALYSIS CORPORATION

    As set forth in the section captioned "The Tender Offer--Procedures For Accepting The Offer And Tendering Shares" in the Offer to Purchase described below, this Notice of Guaranteed Delivery or one substantially in the form hereof must be used to tender shares of common stock, par value $0.01 per share (the "Shares"), of Thermo BioAnalysis Corporation, a Delaware corporation (the "Company"), pursuant to the Offer (as defined below) if certificates evidencing Shares are not immediately available or the certificates evidencing Shares and all other required documents cannot be delivered to American Stock Transfer & Trust Company (the "Depositary") prior to the Expiration Date (as defined in the Offer of Purchase), or if the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by hand or transmitted by facsimile transmission, overnight courier or mail to the Depositary.

                        THE DEPOSITARY FOR THE OFFER IS:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

             BY MAIL:                 BY HAND OR OVERNIGHT COURIER:
          40 Wall Street                      40 Wall Street
           46(th) Floor                        46(th) Floor
     New York, New York 10005            New York, New York 10005
 Attn: Reorganization Department     Attn: Reorganization Department

                      BY FACSIMILE TRANSMISSION:
                            (718) 234-5001

                        CONFIRM BY TELEPHONE:
                            (718) 921-8200

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

    The undersigned hereby tenders to BioAnalysis Acquisition Inc., a Delaware corporation and a wholly-owned subsidiary of Thermo Instrument Systems Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 17, 2000 (the "Offer to Purchase") and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in the section of the Offer to Purchase captioned "The Tender Offer--Procedures For Accepting The Offer And Tendering Shares."

Signature(s):                                          Address:
Name(s) of Record Holder(s):
                                                                                               Zip Code
                                                       Area Code and Tel. No.(s):
              Please Type or Print
Number of Shares:                                      Check box if Shares will be tendered by
Share Certificate No(s). (if available):               book-entry transfer  / /
                                                       DTC Account Number:
Dated: , 2000

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     The undersigned, a firm that is a commercial bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, the Stock Exchanges' Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program, hereby guarantees to either deliver to the Depositary certificates evidencing all the Shares tendered hereby, in proper form for transfer, or to deliver such Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company, in either case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any other required documents, all within three American Stock Exchange trading days after the date hereof.

 Name of Firm: ________________________________________________________________

 Address: _____________________________________________________________________

 ______________________________________________________________________________
                                                                       Zip Code

 Area Code and Tel. No.: ______________________________________________________

 Authorized Signature: ________________________________________________________

 Name _________________________________________________________________________

 Title:________________________________________________________________________

 Dated:  ________________________________________________________________, 2000

       NOTE: DO NOT SEND CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
             CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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